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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): September 23, 2003



                                 ENDOCARE, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


        0-27212                                             33-0618093
(Commission File Number)                       (IRS Employer Identification No.)


                 201 TECHNOLOGY DRIVE, IRVINE, CALIFORNIA 92618
          (Address of principal executive offices, including zip code)


                                 (949) 450-5400
              (Registrant's telephone number, including area code)


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ITEM 5.           OTHER EVENTS

On September 23, 2003, Endocare, Inc. (the "Company") and Paul W. Mikus executed a separation agreement, effective as of July 31, 2003, setting forth the terms and conditions pursuant to which Mr. Mikus and the Company mutually decided to end their employment relationship. The separation agreement is attached hereto as Exhibit 10.1. In connection with the separation agreement, the Company and Mr. Mikus also entered into a consulting agreement, release and escrow agreement. The consulting agreement, release and escrow agreement are attached hereto as Exhibits 10.2, 10.3 and 10.4, respectively.

On September 23, 2003, the Company and John V. Cracchiolo entered into an escrow agreement with respect to a termination payment payable to Mr. Cracchiolo pursuant to his employment agreement. The escrow agreement between the Company and Mr. Cracchiolo contains substantially the same terms and conditions as the escrow agreement between the Company and Mr. Mikus.

On September 23, 2003, Terrence A. Noonan was appointed to the board of directors of the Company and Mr. Mikus resigned as a member of the board of directors of the Company and as its Chairman. Mr. Noonan's appointment fills the vacancy created by Mr. Mikus' resignation. Attached hereto as Exhibit 99.1 is a press release issued by the Company on September 24, 2003.

Mr. Noonan will be entitled to receive the Company's standard compensation for his services as a member of the board of directors of the Company. Specifically, Mr. Noonan will receive an annual retainer of $18,000 for his services as a member of the board of directors of the Company. Mr. Noonan also will receive $1,000 for each meeting of the Company's board of directors or any committee thereof he attends in person and an additional payment of $500 for each meeting of the board of directors or any committee thereof he attends telephonically. Mr. Noonan also will be reimbursed for reasonable expenses incurred in connection with serving as a director.

In addition to the cash compensation described above, under the automatic option grant program in effect under the Company's 1995 Director Option Plan, Mr. Noonan received an option to purchase 20,000 shares of common stock, which option becomes exercisable in two equal annual installments over Mr. Noonan's first two years of service on the board of directors. The option was granted at a per-share exercise price equal to $4.90, the per-share fair market value of the Company's common stock on the grant date, and has a ten-year term, subject to Mr. Noonan's continued service on the board of directors. In addition, under the plan, Mr. Noonan will receive an automatic option grant each January 1 to acquire 5,000 shares of common stock provided that he has served on our board of directors for at least six months. The 5,000 share annual option grants will each have a per-share exercise price equal to the per-share fair market value of the Company's common stock on the grant date or the first day after the grant date on which national stock exchanges and The Nasdaq National Market are open for trading, and will become fully vested and exercisable on the first anniversary of the grant date, provided Mr. Noonan continues in service on the board of directors through such date. Each annual option will have a ten-year term, subject to Mr. Noonan continued service on the board of directors.


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ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits.

                  10.1 Separation Agreement by and between the Company and Paul W. Mikus, effective as of July 31, 2003.

                  10.2 Consulting Agreement by and between the Company and Paul W. Mikus, effective as of July 31, 2003.

                  10.3 General Release of Claims by and between the Company and Paul W. Mikus, effective as of September 23, 2003.

                  10.4     Escrow Agreement by and between the Company and Paul
                           W. Mikus, effective as of September 23, 2003.

                  99.1     Press release, dated September 24, 2003.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                             ENDOCARE, INC.


                                             By: /S/ KATHERINE GREENBERG
                                                 -------------------------------
Date: September 24, 2003                         Katherine Greenberg
                                                 Chief Financial Officer


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                                  EXHIBIT INDEX



EXHIBIT NO.               DESCRIPTION
-----------               -----------

10.1              Separation Agreement by and between the Company and Paul W.
                  Mikus, effective as of July 31, 2003.

10.2              Consulting Agreement by and between the Company and Paul W.
                  Mikus, effective as of July 31, 2003.

10.3              General Release of Claims by and between the Company and Paul
                  W. Mikus, effective as of September 23, 2003.

10.4 Escrow Agreement by and between the Company and Paul W. Mikus, effective as of September 23, 2003.

99.1              Press Release, dated September 24, 2003.